                                                                    EXHIBIT 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of CIMA LABS INC. (the "Company").

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date: May 13, 2003                          /s/ Steven B. Ratoff
                                            ------------------------------------
                                            Steven B. Ratoff
                                            Interim Chief Executive Officer


                                            /s/ James C. Hawley
                                            ------------------------------------
                                            James C. Hawley
                                            Vice President, Chief Financial
                                            Officer and Secretary